UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2011
RSC HOLDINGS INC.
RSC HOLDINGS III, LLC
RSC EQUIPMENT RENTAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33485	22-1669012
DELAWARE	333-144625-01	41-2218971
ARIZONA	333-144625	86-0933835
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6929 E. Greenway Parkway, Suite 200
Scottsdale, Arizona
(Address of principal executive offices)
85254
(Zip Code)
(480) 905-3300
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 9, 2011, RSC Holdings II, LLC (“RSC II”), RSC Holdings III, LLC (“RSC III”), RSC Equipment Rental, Inc. (“RSC”) and RSC Equipment Rental of Canada Ltd. (“RSC Canada” and together with RSC III and RSC, the “Borrowers” and the Borrowers together with RSC II, the “RSC Entities”) entered into a credit agreement (the “ABL Credit Agreement”) among the RSC Entities, Deutsche Bank AG New York Branch, as U.S. administrative agent and U.S. collateral agent, Deutsche Bank AG Canada Branch, as Canadian administrative agent and Canadian collateral agent, and the other financial institutions party thereto from time to time. The ABL Credit Agreement provides for a senior secured asset-based loan facility (the “Senior ABL Revolving Facility”) of up to $1,100 million (subject to availability under a borrowing base). The ABL Credit Agreement also provides for an uncommitted incremental increase in the Senior ABL Revolving Facility of up to $400.0 million. The ABL Credit Agreement refinances and replaces the existing senior secured asset-based loan facility (the “Existing ABL Facility”) to which the RSC Entities are a party.
RSC II and each direct and indirect U.S. subsidiary of RSC III, if any (other than the Borrowers, any foreign subsidiary holding company so long as such holding company has no material assets other than the capital stock, other equity interests or debt obligations of one or more non-U.S. subsidiaries, any subsidiary of non-U.S. subsidiaries and certain immaterial subsidiaries (if any)) provide an unconditional guaranty of all amounts owing under the Senior ABL Revolving Facility. In addition, the U.S. Borrowers and U.S. guarantors, and each direct and indirect Canadian subsidiary of RSC III, if any (other than Canadian Borrowers, a wholly-owned special purpose subsidiary (if any) and certain immaterial subsidiaries (if any)) provide guarantees in respect of the Canadian Borrower’s obligations under the Senior ABL Revolving Facility. In addition, obligations of the U.S. and Canadian Borrowers under the Senior ABL Revolving Facility and the guarantees of the U.S. guarantors thereunder are secured by first priority security interests in substantially all of the tangible and intangible assets of the U.S. Borrowers and the U.S. guarantors, including pledges of all stock and other equity interests owned by the U.S. Borrowers and the U.S. guarantors (including, without limitation, the capital stock of each Borrower (but only up to 65% of the voting stock of each direct foreign subsidiary owned by any U.S. Borrower or any U.S. guarantor in the case of pledges securing the U.S. Borrowers’ and U.S. guarantors’ obligations under the Senior ABL Revolving Facility (it being understood that a foreign subsidiary holding company shall be deemed to be a non-U.S. subsidiary for purposes of this provision so long as such holding company has no material assets other than capital stock, other equity interests or debt obligations of one or more non-U.S. subsidiaries))). Assets of the type described in the preceding sentence of any Canadian Borrower and any Canadian guarantor are similarly pledged to secure the obligations of such Canadian Borrower and Canadian guarantors under the Senior ABL Revolving Facility. The security and pledges are subject to certain exceptions.
The Senior ABL Revolving Facility matures on February 9, 2016. At closing, approximately $383 million was drawn under the Senior ABL Revolving Facility and the Borrowers had approximately $646.8 million available for additional borrowings under the Senior ABL Revolving Facility, subject to borrowing base limitations, as reduced by outstanding letters of credit.
The Senior ABL Revolving Facility includes a $25 million sub-limit for swingline loans and a $350 million sub-limit for letters of credit. Amounts drawn under the Senior ABL Revolving Facility bear annual interest at either an adjusted LIBOR rate plus a margin of 2.25% to 2.75%, or an alternate prime rate plus a margin of 1.25% to 1.75%. The interest rate margins are subject to adjustments based on a leverage ratio. The initial margins for borrowings under the Senior ABL Revolving Facility are 2.50% in the case of LIBOR rate loans and 1.50% in the case of alternate prime rate loans. The commitment fee payable on the unused portion of the Senior ABL Revolving Facility equals 0.50% or 0.375% based on utilization of the Senior ABL Revolving Facility. The Borrowers have also agreed to pay customary letter of credit fees.
The Senior ABL Revolving Facility contains a number of covenants that, among other things, limit or restrict the ability of the Borrowers and their subsidiaries to incur additional indebtedness; provide guarantees; engage in mergers, acquisitions or dispositions; enter into sale-leaseback transactions; make dividends and other restricted payments; make optional prepayments of other indebtedness; repay certain indebtedness upon a change of control; engage in certain transactions with affiliates; make investments; change the nature of its business; incur liens; with respect to RSC II, take actions other than those enumerated; and amend specified debt agreements. In addition, the Borrowers will be required to comply with a minimum fixed charge coverage ratio of 1.00 to 1.00 and a maximum leverage ratio of 5.25 to 1.00 which deceases over time to 4.25 to 1.00, in each case as of the last day of each quarter, upon the excess availability under the Senior ABL Revolving Facility falling below the greater of $125.0 million and 12.5% of the sum of the total commitments under the Senior ABL Revolving Facility. The ABL Credit Agreement contains customary events of default. If an event of default occurs, the lenders are entitled to accelerate the advances made thereunder and exercise rights against the collateral.

In addition, RSC III and RSC entered into an amendment to the First Lien Intercreditor Agreement, dated as of July 1, 2009, by and among RSC III, RSC, and Deutsche Bank AG New York Branch (the “First Lien Intercreditor Agreement”), to make conforming changes so that the ABL Credit Agreement is the relevant senior credit facilities for purposes of the First Lien Intercreditor Agreement.
This summary does not purport to be complete and is qualified in its entirety by reference to the ABL Credit Agreement, which is filed as Exhibit 10.1 hereto. Interested parties should read the ABL Credit Agreement in its entirety.
Item 2.02. Termination of a Material Definitive Agreement.
The disclosure set forth above under Item 1.01 with respect to the termination of the Existing ABL Facility is incorporated by reference into this Item 1.02.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 with respect to the ABL Credit Agreement is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this report:

Exhibit 4.1	U.S. Guarantee and Collateral Agreement, dated as of February 9, 2011, by and among RSC Holdings II, LLC, RSC Holdings III, LLC, RSC Equipment Rental, Inc., and certain domestic subsidiaries of RSC Holdings III, LLC that may become party thereto from time to time, Deutsche Bank AG New York Branch, as collateral agent and administrative agent

Exhibit 4.2	Canadian Security Agreement, dated as of February 9, 2011, by and among RSC Equipment Rental of Canada Ltd., Deutsche Bank AG Canada Branch as Canadian collateral agent

Exhibit 4.3	First Amendment to First Lien Intercreditor Agreement, dated as of February 9, 2011, by and among RSC Holdings III, LLC, RSC Equipment Rental, Inc. and Deutsche Bank AG New York Branch, as U.S. collateral agent under the Senior Loan Documents (as defined therein)

Exhibit 10.1	Credit Agreement, dated as of February 9, 2011, by and among RSC Holdings II, LLC, RSC Holdings III, LLC, RSC Equipment Rental, Inc., RSC Equipment Rental of Canada Ltd., Deutsche Bank AG New York Branch, Deutsche Bank AG Canada Branch, Wells Fargo Capital Finance, LLC, Bank of America, N.A., General Electric Capital Corporation, J.P. Morgan Securities LLC and Barclays Capital

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc. RSC Holdings III, LLC RSC Equipment Rental, Inc.
By:	/s/ Kevin J. Groman
	Name:	Kevin J. Groman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: February 14, 2011